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                                                                    EXHIBIT 3.18

                              AMENDED AND RESTATED
                                    BYLAWS OF

                      INTERNATIONAL ENTERPRISES GROUP, INC.
                              A FLORIDA CORPORATION


                               ARTICLE I - OFFICES

                  The principal office of International Enterprises Group, Inc. (the "Corporation") shall be established and maintained at 9100 South Dadeland Boulevard, One Datran Center, Suite 1250, Miami Florida 33156. The Corporation may also have offices at such places within or without the State of Florida as the Board of Directors ("Board") may from time to time establish.


                            ARTICLE II - SHAREHOLDERS

                  1.       PLACE OF MEETINGS

                           Meetings of shareholders shall be held at the
principal office of the Corporation or at such place within or without the State of Florida as the Board shall authorize.

                  2.       ANNUAL MEETING

                           The annual meeting of shareholders shall be held
during the month of February in each year at a date and time as set by the Board by resolution, to elect a Board and transact such other business as may properly come before the meeting.

                  3.       SPECIAL MEETINGS

                           Special meetings of the shareholders may be called by
the Board or by the President or at the written request of shareholders owning 50% of the stock entitled to vote at such meeting. A meeting requested by shareholders shall be called for a date not less than ten (10) nor more than sixty (60) days after the request is made. The Secretary shall issue the call for the meeting unless the President, the Board or the shareholders requesting the meeting shall designate another to make said call.

                  4.       NOTICE OF MEETINGS

                           Written notice of each meeting of shareholders shall
state the purpose of the meeting and the time and place of the meeting. Notice shall be mailed to each shareholder entitled to vote at such meeting at his last address as it appears on the records of the Corporation, not less than ten (10) nor more than sixty (60) days before the date set for such meeting. Such notice shall be sufficient for the meeting and any adjournment thereof. If any shareholder shall transfer his stock after such notice has been given, it shall not be necessary to notify the


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transferee. Any shareholder may waive notice of any meeting either before, during or after the meeting.

                  5.       RECORD DATE

                           The Board may fix a record date not more than seventy
(70) days prior to the date set for a meeting of shareholders as the date as of which the shareholders of record who are entitled to notice of and to vote at such meeting and any adjournment thereof shall be determined.

                  6.       VOTING

                           Every shareholder shall be entitled at each meeting
and upon each proposal presented at each meeting to one vote for each share of voting stock recorded in his name on the books of the Corporation on the record date as fixed by the Board and if no record date was fixed, on the date of the meeting. The record of shareholders shall be produced at the meeting, upon the request of any shareholder. Upon the demand of any shareholder, the vote for directors and the vote upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by a majority of the votes cast.

                  7.       QUORUM

                           The presence, in person or by proxy, of shareholders
holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the shareholders. In case a quorum shall not be present at any meeting, a majority in interest of the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those shareholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof. Once a quorum is present at a shareholders' meeting, it is not broken by the subsequent withdrawal of any shareholder(s).

                  8.       PROXIES

                           At any shareholders' meeting or any adjournment
thereof, any shareholder of record entitled to vote thereat may be represented and vote by proxy appointed in a written instrument. No such proxy shall be voted after three years from the date of the instrument unless the instrument provides for a longer period. In the event that any such instrument provides for two or more persons to act as proxies, a majority of such persons present at the meeting, or if only one be present, that one, shall have all the powers conferred by the instrument upon all the persons so designated unless the instrument shall otherwise provide. In the event that any such instrument provides for an even number of persons to act as proxies, or if the number of persons designated to act as proxies by such an instrument present at any meeting is even, and if said


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persons disagree on their proposed vote, and are equally divided, no vote pursuant to said instrument shall be cast unless the instrument provides a mechanism to break the deadlock. Unless the instrument provides otherwise, any proxy is revocable by either (i) attendance by the giver of the proxy at the meeting for which the proxy was given and the exercise thereat of the privilege of voting by the giver of the proxy; or (ii) delivery to the Secretary of an instrument revoking the proxy, which revocation shall be effective upon delivery.


                             ARTICLE III - DIRECTORS

                  1.       BOARD OF DIRECTORS

                           The business of the Corporation shall be managed and
its corporate powers exercised by a Board consisting of at least two directors, each of whom shall be of full age. It shall not be necessary for directors to be shareholders.

                  2.       ELECTION AND TERM OF DIRECTORS

                           Directors shall be elected at the annual meeting of
shareholders and each director elected shall hold office until his successor has been duly elected and qualified, or until his prior resignation or removal.

                  3.       VACANCIES

                           If the office of any director, member of a committee
or other officer becomes vacant, the remaining directors in office, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall have been duly elected and qualified.

                  4.       REMOVAL OF DIRECTORS

                           Any or all of the directors may be removed with or
without cause by vote of a majority of all the stock outstanding and entitled to vote at a special meeting of shareholders called for that purpose.

                  5.       NEWLY CREATED DIRECTORSHIPS

                           The number of directors may be increased by amendment
of these Bylaws by the affirmative vote of a majority of the directors or, by the affirmative vote of a majority in interest of the shareholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until their successors are duly elected and qualified.

                  6.       RESIGNATION

                           A director may resign at any time by giving written
notice to the Board, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the


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resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

                  7.       QUORUM OF DIRECTORS

                           A majority of the directors in office shall
constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

                  8.       PLACE AND TIME OF BOARD MEETINGS

                           The Board may hold its meetings at the office of the
Corporation or at such other places, either within or without the State of Florida, as it may from time to time determine.

                  9.       REGULAR ANNUAL MEETING

                           A regular annual meeting of the Board shall be held
immediately following the annual meeting of shareholders at the place of such annual meeting of shareholders.

                  10.      NOTICE OF MEETINGS OF THE BOARD

                           Regular meetings of the Board may be held without
notice at such time and place as it shall from time to time determine. Special meetings of the Board shall be held upon notice to the directors and may be called by the President upon notice to each director by mailing such notice at least five days prior to the meeting; or orally, or by personal service or by telegram at least two days prior to the meeting; special meetings shall be called by the President or by the Secretary in a like manner on written request of one director. Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting the lack of notice to him prior thereto or at its commencement. The notice of any Board meeting need not specify the purpose of the meeting.

                  11.      EXECUTIVE AND OTHER COMMITTEES

                           The Board, by resolution, may designate two or more
of their number to one or more committees, which, to the extent provided in said resolution or these Bylaws, may exercise the powers of the Board in the management of the business of the Corporation.

                  12.      COMPENSATION

                           No compensation shall be paid to directors, as such,
for their services, but by resolution of the Board a fixed sum and expenses for actual attendance at each regular or special meeting of the Board may be authorized. Nothing herein contained shall be construed to


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preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                  13.      CONFERENCE TELEPHONE

                           Any one or more members of the Board or any committee
thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Such participation shall constitute presence in person at such meeting.


                              ARTICLE IV - OFFICERS

                  1.       ELECTION AND TERM

                           (a)      The Board may elect or appoint a Chairman of
the Board, a President, a Secretary and a Treasurer, and such other officers as it may determine, who shall have such duties and powers as hereinafter provided.

                           (b)      Unless otherwise provided in the resolution
of election or appointment, each officer shall hold office until the regular annual meeting of the Board to be held immediately following the annual meeting of the shareholders and until his successor has been duly elected and qualified, or until his prior resignation or removal.

                  2.       REMOVAL, RESIGNATION, SALARY, ETC.

                           (a)      Any officer elected or appointed by the
Board may be removed by the Board with or without cause.

                           (b)      In the event of the death, resignation or
removal of an officer, the Board in its discretion may elect or appoint a successor to fill the unexpired term.

                           (c)      Any two or more offices may be held by the
same person.

                           (d)      The salaries of all officers shall be fixed
by the Board.

                  3.       CHAIRMAN

                           The Chairman of the Board, if one be elected, shall
preside at all meetings of the Board and he shall have and perform such other duties as from time to time may be assigned to him by the Board or the executive committee.

                  4.       PRESIDENT

                           The President shall be the Corporation's chief
executive officer and shall have the general powers and duties of supervision and management usually vested in the office of President of a Corporation. He shall preside at all meetings of the shareholders if present thereat, and if the Chairman of the Board is absent or there is no Chairman of the Board, at all


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meetings of the Board, and shall have general supervision, direction and control of the business of the Corporation.

                  5.       VICE-PRESIDENT

                           During the absence or disability of the President,
the Vice-President, of if there are more than one, the First Vice-President, shall have all the powers and functions of the President. Each Vice-President shall perform such other duties as the Board shall prescribe.

                  6.       SECRETARY

                           The Secretary shall attend all meetings of the Board
and of the shareholders, record all votes and minutes of all proceedings in a book to be kept for that purpose, give or cause to be given notice of meetings of shareholders and of special meetings of the Board, keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board, when required prepare or cause to be prepared and available at each meeting of shareholders a certified list in alphabetical order of the names of shareholders entitled to a vote thereat, indicating the number of shares of each respective class held by each, keep all the documents and records of the Corporation as required by law or otherwise in a proper and safe manner, and perform such other duties as may be prescribed by the Board, or assigned to him (her) by the President.

                  7.       ASSISTANT SECRETARY

                           During the absence or disability of the Secretary,
the Assistant Secretary, or if there are more than one, the one so designated by the Secretary or by the Board, shall have all the powers and functions of the Secretary.

                  8.       TREASURER

                           The Treasurer shall have the custody of the corporate
funds and securities, keep full and accurate accounts of receipts and disbursements in the corporate books, deposit all money and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board, disburse the funds of the Corporation as may be ordered or authorized by the Board and preserve proper vouchers for such disbursements, render to the President and Board at the regular meetings of the Board, or whenever they require it, an account of all his (her) transactions as Treasurer and of the financial condition of the Corporation, render a full financial report at the annual meeting of the shareholders if so requested, and perform such other duties as are given to him (her) by these Bylaws or as from time to time are assigned to him (her) by the Board or the President.

                  9.       ASSISTANT TREASURER

                           During the absence or disability of the Treasurer,
the Assistant Treasurer, or if there are more than one, the one so designated by the Secretary or by the Board, shall have all the powers and functions of the Treasurer.


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                  10.      SURETIES AND BONDS

                           In case the Board shall so require, any officer or
agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board may direct, conditioned upon the faithful performance of his(her) duties to the Corporation and including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his(her) hands.


                       ARTICLE V - CERTIFICATES FOR SHARES

                  1.       CERTIFICATES

                           The shares of the Corporation shall be represented by
certificates, which certificates shall be numbered and entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and the number of shares represented thereby and shall be signed by the President or a Vice-President and by the Treasurer or the Secretary and shall bear the corporate seal. When such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signatures of such officers may be facsimiles.

                  2.       LOST OR DESTROYED CERTIFICATES

                           The Board may direct a new certificate or
certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his(her) legal representatives, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum and with such surety or sureties as it may direct so as to indemnify the Corporation against any claim that may be made against it with respect to the certificate alleged to have been lost or destroyed.

                  3.       TRANSFERS OF SHARES

                           Upon surrender to the Corporation or the transfer
agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and upon payment of any applicable transfer taxes, the Corporation shall issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer books of the Corporation.

                  4.       CLOSING TRANSFER BOOKS

                           The Board shall have the power to close the share
transfer books of the Corporation for a period of not more than ten (10) days during the thirty (30) day period immediately preceding (a) any shareholders' meeting, or (b) any date upon which shareholders shall be called upon to or have a right to take action without a meeting, or (c) any date fixed for


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the payment of a dividend or any other form of distribution, and only those shareholders of record at the time when the transfer books are closed, shall be recognized as such for the purpose of (i) receiving notice of or voting at such meeting, or (ii) allowing them to take such action without a meeting, or (iii) entitling them to receive such dividend or other form of distribution.


                             ARTICLE VI - DIVIDENDS

                  The Board may declare dividends upon the capital stock of the Corporation out of funds legally therefor at any regular or special meeting as and when it deems expedient. Before declaring any dividend there may be set apart out of the funds of the Corporation available for dividends, such sum or sums as the Board from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board shall deem conducive to the interests of the Corporation.


                          ARTICLE VII - CORPORATE SEAL

                  The seal of the Corporation shall be circular in form and bear the name of the Corporation, the year of its organization and the words "CORPORATE SEAL, FLORIDA". The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be facsimile, engraved or printed.


                     ARTICLE VIII - EXECUTION OF INSTRUMENTS

                  All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the Board may from time to time designate.

                  All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer(s) or agent(s) of the Corporation and in such manner as shall be determined from time to time by resolution of the Board.


                            ARTICLE IX - FISCAL YEAR

                  The fiscal year shall end on December 31 of each year.


                     ARTICLE X - NOTICE AND WAIVER OF NOTICE

                  Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed post-paid wrapper, addressed to the person entitled thereto at his last known post office address, and such notice shall be deemed


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to have been given on the day of such mailing. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

                  Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Articles of Incorporation of the Corporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                            ARTICLE XI - CONSTRUCTION

                  Whenever a conflict arises between the language of these Bylaws and the Articles of Incorporation, the Articles of Incorporation shall govern.


                      ARTICLE XII - ACTION WITHOUT MEETINGS

                  Any action of the directors or any committee of the Board may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all persons who would be entitled to vote on such action at a meeting, and filed with the Secretary of the Corporation as part of the proceedings of the directors or such committee, as the case may be.


                            ARTICLE XIII - INDEMNITY

                  Every person (and the heirs, executors and administrators of such person) who is or was a director, officer, employee or agent of the Corporation or of any other company, including another corporation, partnership, joint venture, trust or other enterprise on which such person serves or served at the request of the Corporation shall be indemnified by the Corporation against all judgments, payments in settlement (whether or not approved by court), fines, penalties and other reasonable costs and expenses (including attorneys' fees and costs) imposed upon or incurred by such person in connection with or resulting from any action, suit, proceeding, investigation or claim, civil, criminal, administrative, legislative or other (including any criminal action, suit or proceeding in which such person enters a plea of guilty or nolo contendere or its equivalent), or any appeal relating thereto which is brought or threatened either by or in the right of the Corporation or such other company (herein called a "Derivative Action") or by any other person, governmental authority or instrumentality (herein called a "Third-Party Action") and in which such person is made a party or is otherwise involved by reason of his being or having been such director, officer, employee or agent or by reason of any action or omission or alleged action or omission by such person in his capacity as such director, officer, employee or agent if either (a) such person is wholly successful, on the merits or otherwise, in defending such derivative or third-party action or (b) in the judgment of a court of competent jurisdiction or, in the absence of such a determination, in the judgment of a majority of a quorum of the Board (which quorum shall not include any director who is a party to or is otherwise involved in such action), or, in the absence of such a disinterested quorum, in the opinion of independent legal counsel (i) in the case of a Derivative Action, such person acted without negligence or misconduct in the performance of his duty to the Corporation or such other company or (ii) in the case of a Third-


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Party Action, such person acted in good faith in what he reasonably believed to be the best interests of the Corporation or such other company, and in addition, in any criminal action, had no reasonable cause to believe that his action was unlawful; provided that, in the case of a Derivative Action, such indemnification shall not be made in respect of any payment to the Corporation or such other company or any shareholder thereof in satisfaction of judgment or in settlement unless either (x) a court of competent jurisdiction has approved such settlement, if any, and the reimbursement of such payment or (y) if the court in which such action has been instituted lacks jurisdiction to grant such approval or such action is settled before the institution of judicial proceedings, in the opinion of independent legal counsel the applicable standard of conduct specified herein before has been met, such action was without substantial merit, such settlement was in the best interests of the Corporation or such other company and the reimbursement of such payment is permissible under applicable law. In case such person is successful on the merits or otherwise in defending part of such action, or in the judgment of such a court or such quorum of the Board or in the opinion of such counsel has met the applicable standard of conduct specified in the preceding sentence with respect to part of such action, he (she) shall be indemnified by the Corporation against the judgments, settlements, payments, fines, penalties, and other costs and expenses attributable to such part of such action.

                  The foregoing rights of indemnification shall be in addition to any rights which any such director, officer, employee or agent may otherwise be entitled under the Articles of Incorporation, any agreement or vote of shareholders or at law or in equity or otherwise.

                  In any case in which, in the judgment of a majority of such a disinterested quorum of the Board, any such director, officer or employee will be entitled to indemnification under the foregoing provisions of this Article, such amounts as they deem necessary to cover the reasonable costs and expenses incurred by such person in connection with the action, suit, proceeding, investigation or claim prior to final disposition thereof may be advanced to such person upon receipt of an undertaking by or on behalf of such person to repay such amounts if it is ultimately determined that he (she) is not so entitled to indemnification.


                             ARTICLE XIV - AMENDMENT

                  These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by either the Board or the shareholders, but the Board may not alter, amend or repeal any Bylaw adopted by the shareholders if the shareholders specifically prescribe in such Bylaw that it shall not be altered, amended or repealed by the Board.


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